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                                                                  Exhibit No. 22

                             FISHER COMPANIES INC.
                                  SUBSIDIARIES

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Subsidiary                                             State of Incorporation
----------                                             ----------------------
Fisher Broadcasting Inc.                               Washington

Fisher Mills Inc.                                      Washington

Fisher Properties Inc.                                 Washington

Technovators Inc.                                      Washington

Fisher Communications Inc. (1)                         Washington

Sunbrook Communications, Inc. (1)                      Washington

Sam Wylde Flour Co., Inc. (2)                          Washington

Valley Milling Co. (2)                                 Washington

Fisher Baking Supply Limited (2)                       Canada

Trotwood Inc. (3)                                      Washington
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(1) Wholly owned by Fisher Broadcasting Inc.
(2) Wholly owned by Fisher Mills Inc.
(3) Wholly owned by Fisher Properties Inc.